EXHIBIT 99.1

Oblong Taps $TAO Expert Siam Kidd to Lead Strategic Advisory Committee and Accelerate Decentralized AI Expansion

DSV Fund CIO joins to scale Oblong’s $TAO treasury into the leading public vehicle for decentralized AI

Kidd brings institutional expertise to unlock value across Bittensor’s $1B+ AI subnet ecosystem and ignite next wave of growth

Denver, CO – August 5, 2025 – Oblong (Nasdaq:OBLG), dedicated to advancing decentralized artificial intelligence through strategic treasury investments in Bittensor ($TAO), is thrilled to announce the formation of its Advisory Committee, with Siam Kidd appointed as its inaugural member. This milestone underscores Oblong’s commitment to building a robust platform for investors seeking exposure to the rapidly growing decentralized AI ecosystem.

●	Siam is a globally recognized crypto investor, trader, and thought leader with over 21 years of experience in financial markets, including M&A and hedge fund management.

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As Co-Founder and Chief Investment Officer of DSV Fund, the world’s first hedge fund exclusively dedicated to Bittensor ($TAO), Kidd has pioneered institutional-grade strategies for decentralized AI investments. His leadership has positioned DSV to capitalize on $TAO’s explosive growth within Bittensor’s subnet ecosystem, which now drives over 50 million daily AI inferences and a combined subnet market cap nearing $1 billion.

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A former RAF pilot, Kidd brings a disciplined, data-driven approach to navigating volatile markets. His deep expertise in $TAO’s tokenomics and subnet operations enables him to craft strategies that maximize Bittensor’s potential as the “FTSE100 of decentralized AI,” framing it as a scalable, censorship-resistant alternative to centralized AI giants.

“Decentralized AI is reshaping the future of technology, and Bittensor is at the forefront of this revolution,” said Kidd. “I’m excited to join Oblong’s Advisory Committee to help build a treasury strategy that captures the diverse potential of this ecosystem, delivering value to investors while advancing open-source innovation.”

The Advisory Committee will provide strategic guidance on optimizing Oblong’s $TAO-focused treasury, identifying high-impact investment opportunities in development teams on the Bittensor platform, known as subnets, and fostering partnerships within the decentralized AI space. Kidd’s appointment signals Oblong’s dedication to establishing credibility and delivering long-term value for retail and institutional investors.

“Siam’s expertise and vision make him the ideal first member of our Advisory Committee,” said Pete Holst CEO of Oblong. “His proven track record in leveraging Bittensor’s ecosystem will guide our $TAO treasury strategy, positioning Oblong as a premier vehicle for investors in the decentralized AI revolution.”

Oblong is actively expanding its Advisory Committee to include additional experts in AI, blockchain, and finance, further strengthening its strategic position.

About Oblong, Inc.

Oblong (Nasdaq: OBLG) is building a robust cryptocurrency treasury focused on decentralized artificial intelligence (AI) and the acquisition of $TAO, the native cryptocurrency of Bittensor, a decentralized blockchain network for machine learning and AI. By leveraging the power of decentralized AI, Oblong aims to provide investors with unparalleled exposure to the future of open-source intelligence. The Company also provides innovative video collaboration and network solutions, centered around our patented Mezzanine™ product line and managed services.

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements and include, but are not limited to, statements regarding market opportunity and the Company’s new Bittensor-centric AI and digital asset strategy. Oblong’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to the Company’s plans to i) identify high-impact investment opportunities in development teams on the Bittensor platform, known as subnets, and fostering partnerships within the decentralized AI space and ii) establishing credibility and delivering long-term value for retail and institutional investors. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events and involve factors, risks, and uncertainties, including market and other conditions and the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, the Company’s Form 8-K filed on June 6, 2025 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company cannot give any assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact

David Clark

investors@oblong.com

(213) 683-8863 ext. 5